UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

Commission File Number: 333-146758

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

C915 Jia Hao International Business Center 116 Zizhuyuan Road Haidan District Beijing, China 100097
(Address of principal executive offices)
86-10-5170-9287
(Registrant’s telephone number, including area code)
_______________________________

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2010, Mr. Bingchuan Xiao was removed from the Board of Directors of China Infrastructure Construction Corporation (the “Company”) by the approval of the majority of the Company’s shares of common stock that are entitled to votes. Mr. Xiao’s removal was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Immediately before the removal of Mr. Xiao, the Board of Directors of the Company (the “Board”) consisted of three members, one of whom is independent. Under the Subscription Agreement between the Company and certain investors dated October 16, 2009, the Company covenanted to structure the Company’s Board to be in compliance with the NASDAQ Corporate Governance standards which require a majority of independent directors. In addition, the Company is seeking Board memebers with concrete industry expertise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Infrastructure Construction Corporation

January 19, 2010	By:	/s/ Yiru Shi
Yiru Shi
Chief Financial Officer